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                              SHAREHOLDER AGREEMENT



          THIS SHAREHOLDER AGREEMENT, dated as of April 1, 1996, by and between Teledyne, Inc., a Delaware corporation ("TI"), and the shareholder listed on the signature page hereof (such shareholder being referred to herein as the "Shareholder");


                                   WITNESSETH:

          WHEREAS, the Shareholder, as of the date hereof, is the owner of or has the sole right to vote the number of shares of Common Stock, par value $0.10 per share (the "Common Stock"), of Allegheny Ludlum Corporation, a Pennsylvania corporation (the "Company"), set forth below the name of the Shareholder on the signature page hereof (the "Shares"); and


          WHEREAS, in reliance upon the execution and delivery of this Agreement, TI will enter into an Agreement and Plan of Merger and Combination, dated as of the date hereof (the "Combination Agreement"), with XYZ/Power, Inc. and the Company which provides, among other things, that upon the terms and subject to the conditions thereof, the Company and TI will each become a wholly owned subsidiary of New Corporation (the "Combination"); and


          WHEREAS, to induce TI to enter into the Combination Agreement and to incur the obligations set forth therein, the Shareholder is entering into this Agreement pursuant to which the Shareholder agrees to vote in favor of the Combination and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein;


          NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


          Section 1. VOTING OF SHARES; PROXY. (a) The Shareholder agrees that until the earlier of (i) the Effective Time (as defined in the Combination Agreement) or (ii) the date on which the Combination Agreement is terminated (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Shareholder shall vote all Shares owned by the Shareholder at any meeting of the Company's shareholders (whether annual or special and whether or not an adjourned meeting), or, if

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applicable, take action by written consent (i) for adoption and approval of the
Combination Agreement and in favor of the ALC Merger (as defined in the Combination Agreement) and otherwise in favor of the Combination and any other transaction contemplated by the Combination Agreement as such Combination Agreement may be modified or amended from time to time and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Combination, including, without limitation, any Acquisition Proposal (as defined in the Combination Agreement) other than the Combination. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

          (b) At the request of TI, the Shareholder, in furtherance of the transactions contemplated hereby and by the Combination Agreement, and in order to secure the performance by the Shareholder of his or her duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 1759(d) of the Pennsylvania Business Corporation Law, and deliver to TI, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint TI or its designees, with full power of substitution, his or her attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Shareholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i) and (ii) above of Section 1(a). The Shareholder acknowledges that the proxy executed and delivered by him or her shall be coupled with an interest, shall constitute, among other things, an inducement for TI to enter into the Combination Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Shareholder. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.


          Section 2. COVENANTS OF THE SHAREHOLDER. The Shareholder covenants and agrees for the benefit of TI that, until the Expiration Date, he will:

          (a) not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by him or her or any interest therein (provided, that the foregoing shall not prevent the Shareholder from transferring the Shares to an entity for estate planning purposes, provided that the Shareholder retains sole voting rights over the Shares or

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     the estate planning entity executes a joinder agreeing to be bound by the terms of this Agreement);

          (b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by him or her, deposit any of the Shares owned by him into a voting trust, enter into a voting agreement with respect to any of the Shares owned by him or her or otherwise restrict the ability of the holder of any of the Shares owned by him or her freely to exercise all voting rights with respect thereto;

          (c) not, in his or her capacity as a shareholder of the Company (it being understood that nothing in this Shareholder Agreement shall restrict or affect Shareholder in any other capacity, including as a director or officer, as applicable, of the Company) and he or she shall direct and use his or her best efforts to cause his or her agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Shareholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his or her agents and representatives of the obligations undertaken in this
     Section 2(c). The Shareholder shall notify TI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him or her; and

          (d) not take any action whatsoever that, based on advice from TI's or the Company's independent auditors would or could prevent the Combination from qualifying for "pooling of interests" accounting treatment.


          Section 3. COVENANTS OF TI. TI covenants and agrees for the benefit of the Shareholder that (a) immediately upon execution of this Agreement, TI shall enter into the Combination Agreement, and (b) until the Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Combination Agreement, consistent with the terms and conditions of each such agreement;

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PROVIDED, HOWEVER, that nothing in this Section 3, Section 12 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict TI's right or ability to exercise any of its rights under the Combination Agreement.


          Section 4. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder represents and warrants to TI that: (a) the execution, delivery and performance by the Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Shareholder is bound; (b) this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms; (c) the Shareholder is the sole owner of or has the sole right to vote the Shares and the Shares represent all shares of Common Stock which the Shareholder is the sole owner of or has the sole right to vote at the date hereof, and the Shareholder does not have any right to acquire, nor is he the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options or other rights granted by the Company); (d) the Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder; and (e) the Shareholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, proxies, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Combination Agreement).


          Section 5. ADJUSTMENTS; ADDITIONAL SHARES. In the event (a) of any stock dividend, stock split, merger (other than the Combination), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Shareholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Shareholder immediately following the effectiveness of the events described in clause (a) or the Shareholder

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becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.


          Section 6. SPECIFIC PERFORMANCE. The Shareholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Combination Agreement, and that, without these agreements, TI would not enter into the Combination Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him or her of the provisions of this Agreement. Accordingly, the Shareholder and TI each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.


          Section 7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Shareholder at the address listed on the signature page hereof, and to TI at 2049 Century Park East, Los Angeles, California 90067-3101 Attention: Secretary, telecopy number 310-551-4366, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.


          Section 8. BINDING EFFECT; SURVIVAL. Upon execution and delivery of this Agreement by TI, this Agreement shall become effective as to the Shareholder at the time the Shareholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.


          Section 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.


          Section 10. COUNTERPARTS. This Agreement may be executed in two counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

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          Section 11.  EFFECT OF HEADINGS.  The Section headings herein are for convenience of reference only and shall not affect the construction hereof.


          Section 12. ADDITIONAL AGREEMENTS; FURTHER ASSURANCE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Shareholder will provide TI with all documents which may reasonably be requested by TI and will take reasonable steps to enable TI to obtain all rights and benefits provided it hereunder.


          Section 13. AMENDMENT; WAIVER. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by TI and the Shareholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.


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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                                   Teledyne, Inc.


                                   By ___________________________
                                      Name:
                                      Title:

_______________________
Shareholder


Address:



Number of Shares:

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                                                                         ANNEX A



                                 [Form of Proxy]

                                IRREVOCABLE PROXY



          In order to secure the performance of the duties of the undersigned pursuant to the Shareholder Agreement, dated as of April 1, 1996 (the "Shareholder Agreement"), between the undersigned and Teledyne, Inc., a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoint(s) ______________ and ________________, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses (i) and (ii) of Section 1 of the Shareholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said Section 1 and otherwise act (consistent with the terms of the Shareholder Agreement) with respect to all shares of Common Stock, par value $0.10 per share (the "Shares"), of Allegheny Ludlum Corporation, a Pennsylvania corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate on September 30, 1996. This Proxy has been executed in accordance with Section 1759(d) of the Pennsylvania Business Corporation Law.


Dated:
________   ______________  ____


Dated:
________   ______________  _____


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